UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2009

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 30, 2009, the registrant filed a Current Report on Form 8-K (the “Original Filing”) to, among other things, report on Item 5.02 that on July 30, 2009 the registrant’s board of directors (the “Board”) elected Mr. Joshua W. Martin, III as a member of the Board.  This Amendment No. 1 amends the Original Filing to provide information that was undetermined at the time of the Original Filing regarding Mr. Martin’s assignment to certain Board committees.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                 Compensatory Arrangements of Certain Officers.

(d)
On July 30, 2009, the registrant’s board of directors (the “Board”) approved an increase in the size of the Board from eleven to twelve members and elected Joshua W. Martin, III, a partner at the law firm of Potter Anderson & Corroon LLP, to serve in the newly created seat until the next annual meeting of shareholders, at which time the Board intends to propose Mr. Martin for election by the shareholders.  Mr. Martin will participate in the compensation arrangements for nonemployee directors as described in the “Director Compensation” section of the registrant’s proxy statement for our 2009 annual meeting of shareholders filed on March 18, 2009, as such arrangements may be amended from time to time, except that his annual retainer fee for 2009 will be prorated based on his July 30, 2009 start date as a director.

Mr. Martin has been assigned to serve on the Board’s Nuclear Oversight, Nominating and Human Resources committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    SCANA Corporation
                                      (Registrant)

May 7, 2010                                                        By:       /s/James E. Swan, IV
                                                                                       James E. Swan, IV
                                       Controller